Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Kyverna Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common Stock, par value $0.00001 per share	457(a)	12,788,000	$19.00	(2)	$242,972,000	(2)	0.00014760	$35,862.67

Fees Previously Paid	Equity	Common Stock, par value $0.00001 per share	457(o)	—	—		$100,000,000	(3)	0.00014760	$14,760

	Total Offering Amounts						$242,972,000			$35,862.67

	Total Fees Previously Paid								0.00014760	$14,760

	Total Fee Offsets									—

	Net Fee Due									$21,102.67

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes 1,668,000 shares that the underwriters have the option to purchase. See “Underwriting.”

(2)	Calculated pursuant to Rule 457(a) of the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.